SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12
EnPro Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On February 6, 2008, EnPro Industries, Inc. (“EnPro”) issued the following press release:

News Release
Investor Contact:	Don Washington
	Director, Investor Relations and	EnPro Industries
	Corporate Communications	5605 Carnegie Boulevard
Charlotte, North Carolina 28209-4674
Phone:	704-731-1527	Phone: 704 731 1500
Fax: 704-731-1511
Email:	don.washington@enproindustries.com	www.enproindustries.com
EnPro Industries Comments
On Steel Partners’ Letter
CHARLOTTE, NC, February 6, 2008 — On January 30, 2008, the board of directors of EnPro Industries (NYSE: NPO) received a letter from Steel Partners outlining several alternatives which Steel believed would improve the value of EnPro’s shares. The letter also referenced a verbal inquiry made by Steel in June 2007 about a possible sale of the company to Steel.
When the board met on July 17, 2007, to discuss the inquiry, the price of the shares was trading in a range between $44 and $46 a share. At the meeting, the board unanimously determined that the time was not right for the sale of the company. The determination was made based on the board’s opinion that the company could obtain greater long-term value by continuing to execute its strategic plan for growth through selected acquisitions and investment in the company’s operations.
The board and its financial advisors will fully evaluate the alternatives outlined by Steel Partners in its January letter, and the company will provide an update to the market at the appropriate time.
EnPro Industries, Inc. is a leader in sealing products, metal polymer and filament wound bearings, compressor systems, diesel and dual-fuel engines and other engineered products for use in critical applications by industries worldwide. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.
Certain Information Concerning Participants
EnPro will file a proxy statement in connection with its 2008 annual meeting of shareholders. EnPro shareholders are strongly advised to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by EnPro with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at EnPro’s website, www.enproindustries.com, or by writing to EnPro Industries, Inc., 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Corporate Secretary. EnPro and its directors and executive officers may be deemed to be participants in the solicitation of proxies for EnPro’s 2008 annual meeting, and detailed information regarding the names and affiliations of EnPro’s directors is available in the proxy statement for EnPro’s 2007 annual meeting of shareholders filed with the Securities and Exchange Commission on March 22, 2007. Information regarding the interests of EnPro’s directors and executive officers and the names and affiliations of EnPro’s executive officers is available in a Schedule 14A filed by EnPro with the Securities and Exchange Commission earlier today.